UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

WIKILOAN INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	58-1921737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 443-9246

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2012, Marco Garibaldi submitted to WikiLoan Inc. (the “Company”) a resignation letter pursuant to which he resigned as the Chief Executive Officer of the Company, effective immediately.  Mr. Garibaldi will remain with the Company as Chairman of the Board, in place of Edward DeFeudis, who will remain as a member of the Company’s Board of Directors (the “Board”).

On the same day, the Board appointed Denita Willoughby as the Company’s Chief Executive Officer, effective immediately. Ms. Willoughby, 46, will perform the services and duties that are normally and customarily associated with the Chief Executive Officer position as well as other associated duties as our Board reasonably determine. Ms. Willoughby has also been appointed as a member of the Board, increasing the number of members on the Board from two to three.

Ms. Willoughby brings to the Company over a decade of experience as an executive with strong P&L, sales and leadership experience, with past roles at SBC, Morgan Stanley, IBM and AT&T. Prior to joining the Company, Ms. Willoughby was with AT&T for over 15 years. From 2006 through 2011, she was Vice President of External Affairs in the Greater Los Angeles Area, AT&T's largest market. She was responsible for working with key stakeholders to upgrade AT&T’s Uverse and wireless networks. Her previous role was Vice President of Programming for AT&T's Uverse Video Content team, from 2005 through 2006, where she acquired content and negotiated cable network contracts. From 2002 until 2005, Ms. Willoughby was the Vice President of Regional Sales at SBC Communications, a predecessor to AT&T. Named by the California Diversity Magazine as one of the Most Powerful and Influential Women in California, Willoughby has an engineering degree from the University of Wisconsin-Madison and a MBA from Harvard Business School. She is a member of the board for California Institute of the Arts, Green Dot Public Schools, Unite LA and Vision to Learn.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Ms. Willoughby.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

In connection with the appointment the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Willoughby.  Pursuant to the Employment Agreement, Ms. Willoughby will have an annual base salary of $200,000, which will commence upon the receipt by the Company of financing, in the form of debt or equity, of no less than $2,000,000.  Ms. Willoughby will also have the opportunity to participate in any stock option plans that the Company may have in the future, and will also receive customary benefits including health benefits.

The term for the Employment Agreement is three years. The Company can terminate the agreement at any point for cause, as defined in the Employment Agreement, and without cause.  If termination is without cause, Ms. Willoughby is entitled to accrued salary plus six months’ severance pay.  The Employment Agreement also contains a twelve month non-compete clause should Ms. Willoughby's employment with the Company be terminated.

A copy of the Employment Agreement is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1.

Item 8.01      Other Events

On March 8, 2012, the Company issued a press release announcing the appointment of Ms. Willoughby as Chief Executive Officer, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2012
WIKILOAN INC.

By:	/s/ Denita Willoughby
Denita Willoughby Chief Executive Officer